Exhibit 16.1

Audit — Tax — Advisory

Grant Thornton LLP
4000 Smith Road, Suite 500
Cincinnati, OH 45209-1967

T 513.762.5000
F 513.241.6125
www. GrantThornton.com

September 24, 2010

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:    The Hillman Companies, Inc.

File No. 001-13293

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of The Hillman Companies, Inc. dated September 24, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd